Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
(212) 930-9400
News Release	investors@istarfinancial.com

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces Third Quarter 2013 Results

•                  Adjusted income (loss) per diluted common share was ($0.09) for the third quarter 2013 versus ($0.31) per diluted common share for the third quarter 2012.

•                  iStar funds $116 million of investments during the third quarter.

•                  iStar enters into letters of intent for $412 million of new investments.

NEW YORK - October 29, 2013 - iStar Financial Inc. (NYSE: SFI) today reported results for the third quarter ended September 30, 2013.

Third Quarter 2013 Results

iStar reported adjusted income (loss) allocable to common shareholders for the third quarter of ($7.3) million, or ($0.09) per diluted common share, compared to ($26.0) million, or ($0.31) per diluted common share for the third quarter 2012.

Adjusted income (loss) represents net income (loss) computed in accordance with GAAP, prior to the effects of certain non-cash items, including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income as well as reconciliations to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the third quarter was ($30.6) million, or ($0.36) per diluted common share, compared to ($71.8) million, or ($0.86) per diluted common share for the third quarter 2012.

Capital Markets

During the quarter, the Company paid off the A-1 tranche of its 2012 A-1/A-2 Secured Credit Facility and repaid $30.1 million on the A-2 tranche, lowering the remaining balance to $439.9 million at the end of the quarter. In addition, the Company repaid $121.0 million on its February 2013 Secured Credit Facility during the quarter, lowering the remaining balance to $1.48 billion at September 30, 2013.

-more-

The Company’s weighted average effective cost of debt for the third quarter was 5.7%, a decrease from 6.0% for the prior quarter. The Company’s leverage was 1.9x at September 30, 2013, down from 2.0x at the end of the prior quarter, and slightly under the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

Investment Activity

During the third quarter, iStar funded $116.4 million of investments, primarily within its real estate finance portfolio. iStar also entered into letters of intent on $412 million of new investments, which would begin to fund during the fourth quarter. There can be no assurance that these investments will be completed.

The Company had $735.5 million of cash at quarter end, which will be used primarily to fund investment activity as the Company continues to ramp up originations. iStar generated $346.0 million of proceeds from its portfolio during the quarter, comprised of $239.0 million from repayments and sales of loans in its real estate finance portfolio, $97.8 million from sales of operating properties and $9.1 million from sales across other segments.

Portfolio Overview

At September 30, 2013, the Company’s total portfolio had a gross carrying value of $5.21 billion, gross of $438.7 million of accumulated depreciation and $27.8 million of general loan loss reserves. Gross carrying value represents the Company’s carrying value, gross of accumulated depreciation and general loan loss reserves.

Real Estate Finance

At September 30, 2013, the Company’s real estate finance portfolio totaled $1.39 billion.

The portfolio included $1.16 billion of performing loans with a weighted average last dollar loan-to-value ratio of 73% and a weighted average maturity of 2.9 years. The performing loans included $629.7 million of first mortgages / senior loans and $525.5 million of mezzanine / subordinated debt. The performing loans generated a weighted average effective yield for the quarter of 8.0%.

At September 30, 2013, the Company’s non-performing loans (NPLs) had a carrying value of $235.3 million, as compared to $370.0 million of NPLs at the end of the prior quarter.

For the third quarter, the Company recovered loan loss reserves of $9.8 million, net, compared to a provision for loan losses of $5.0 million in the prior quarter. At September 30, 2013, loan loss reserves totaled $380.0 million or 23.5% of the total gross carrying value of loans.

Net Lease

At the end of the quarter, iStar’s net lease portfolio had a gross carrying value of $1.65 billion, gross of $335.3 million of accumulated depreciation. The Company’s net lease portfolio totaled 20 million square feet across 34 states.

Occupancy for the portfolio was 94.6% at the end of the quarter, with a weighted average remaining lease term of 11.7 years. During the quarter, the Company executed two net leases covering approximately 150,000 square feet. The occupied assets generated an unleveraged weighted average effective yield of 7.9% on gross carrying value and the total net lease portfolio generated an unleveraged weighted average effective yield of 7.4% on gross carrying value for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaling $1.06 billion, gross of $100.3 million of accumulated depreciation, was comprised of $801.8 million of commercial and $255.1 million of residential real estate properties. During the quarter, the Company invested $17.1 million in its operating properties.

Commercial Operating

The Company’s commercial operating properties represent a diverse pool of 29 assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $31.4 million of revenue offset by $19.7 million of expenses during the quarter. The Company generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $158.3 million of stabilized commercial operating properties that were 85% leased and generated an unleveraged weighted average effective yield of 9.6% on gross carrying value for the quarter. The Company generated $36.8 million of proceeds from the sale of stabilized commercial operating properties and recorded a $9.1 million gain for the quarter.

The remaining commercial operating properties were 58% leased and generated an unleveraged weighted average effective yield of 3.7% on gross carrying value for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed 35 commercial operating property leases covering approximately 200,000 square feet.

Residential Operating

At the end of the quarter, the residential operating portfolio was comprised of 702 condominium units, generally located within luxury condominium projects in major U.S. cities. The Company’s strategy is to continue selling its remaining condominium inventory and to maximize net proceeds. During the quarter, the Company sold 109 condominium units, resulting in $61.0 million of proceeds and recorded $15.3 million of income, offset by $5.4 million of expenses.  In addition, the Company recorded a $6.3 million impairment due to a change in business plans.

Land

At the end of the quarter, the Company’s land portfolio totaling $975.9 million, gross of accumulated depreciation, was comprised of 11 master planned community projects, nine urban infill land parcels and six waterfront land parcels located throughout the United States. During the quarter, the Company invested $10.7 million in its land portfolio through capital expenditures.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for more than 25,000 lots. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential units, and select projects include commercial, retail and office uses.

At September 30, 2013, the Company had six land projects in production, 12 in development and 8 in the pre-development phase.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, October 29, 2013. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company’s ability to reduce NPLs, repayment levels, the Company’s ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from non-performing loans, operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES

Operating lease income	$60,306	$53,029	$175,638	$159,670
Interest income	24,235	31,171	78,584	104,822
Other income	11,261	9,334	35,778	36,696
Total revenues	$95,802	$93,534	$290,000	$301,188

COSTS AND EXPENSES

Interest expense	$63,793	$91,777	$204,516	$271,594
Real estate expense	37,604	37,797	112,437	111,048
Depreciation and amortization	18,969	16,551	53,639	49,378
General and administrative (1)	24,285	19,037	67,008	61,674
Provision for loan losses	(9,834)	16,834	5,392	60,865
Impairment of assets	6,261	1,734	6,261	8,632
Other expense	1,495	2,394	7,266	6,754
Total costs and expenses	$142,573	$186,124	$456,519	$569,945

Income (loss) before earnings from equity method investments and other items	$(46,771)	$(92,590)	$(166,519)	$(268,757)
Gain (loss) on early extinguishment of debt, net	(3,498)	(3,694)	(28,282)	(6,858)
Earnings from equity method investments	4,345	22,719	34,346	75,925
Income (loss) from continuing operations before income taxes	$(45,924)	$(73,565)	$(160,455)	$(199,690)
Income tax (expense) benefit	3,879	(1,791)	(625)	(6,540)
Income (loss) from continuing operations	$(42,045)	$(75,356)	$(161,080)	$(206,230)
Income (loss) from discontinued operations	214	(4,534)	1,256	(18,094)
Gain from discontinued operations	9,166	—	22,488	27,257
Income from sales of residential property	14,075	15,584	72,092	35,583
Net income (loss)	$(18,590)	$(64,306)	$(65,244)	$(161,484)
Net (income) loss attributable to noncontrolling interests	(167)	666	332	1,363
Net income (loss) attributable to iStar Financial Inc.	$(18,757)	$(63,640)	$(64,912)	$(160,121)
Preferred dividends	(12,830)	(10,580)	(36,190)	(31,740)
Net (income) loss allocable to HPUs and Participating Security holders (2)	1,016	2,436	3,263	6,288
Net income (loss) allocable to common shareholders	$(30,571)	$(71,784)	$(97,839)	$(185,573)

(1) For the three months ended September 30, 2013 and 2012, includes $4,563 and $3,512 of stock-based compensation expense, respectively.  For the nine months ended September 30, 2013 and 2012, includes $14,484 and $11,625 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units, restricted stock awards and common stock equivalents granted under the Company’s LTIP who are eligible to participate in dividends.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
ADJUSTED INCOME

Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(30,571)	$(71,784)	$(97,839)	$(185,573)
Add: Depreciation and amortization	19,019	16,787	53,873	51,205
Add: Provision for loan losses	(9,834)	16,834	5,392	60,865
Add: Impairment of assets	6,785	6,542	7,181	30,061
Add: Stock-based compensation expense	4,563	3,512	14,484	11,625
Less: (Gain)/loss on early extinguishment of debt, net	3,498	3,694	16,768	6,858
Less: HPU/Participating Security allocation	(773)	(1,555)	(3,153)	(5,264)
Adjusted income (loss) allocable to common shareholders (1)	$(7,313)	$(25,970)	$(3,294)	$(30,223)

EPS INFORMATION FOR COMMON SHARES

Income (loss) from continuing operations (2)
Basic and Diluted	$(0.46)	$(0.81)	$(1.42)	$(2.32)
Net income (loss)
Basic and Diluted	$(0.36)	$(0.86)	$(1.15)	$(2.22)
Adjusted income (loss) (1)
Basic and Diluted	$(0.09)	$(0.31)	$(0.04)	$(0.36)
Weighted average shares outstanding
Basic and Diluted	85,392	83,629	85,116	83,765
Common shares outstanding at end of period	85,402	83,639	85,402	83,639

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (2)
Basic and Diluted	$(87.87)	$(152.47)	$(268.67)	$(439.20)
Net income (loss) attributable to iStar Financial Inc.
Basic and Diluted	$(67.73)	$(162.40)	$(217.54)	$(419.20)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $50 and $524, respectively, for the three months ended September 30, 2013 and $236 and $4,808 respectively, for the three months ended September 30, 2012. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $234 and $920, respectively, for the nine months ended September 30, 2013 and $1,827 and $21,429, respectively, for the nine months ended September 30, 2012.

(2) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	September 30, 2013	December 31, 2012
ASSETS

Real estate
Real estate, at cost	$3,224,167	$3,226,648
Less: accumulated depreciation	(438,732)	(427,625)
Real estate, net	$2,785,435	$2,799,023
Real estate available and held for sale	410,080	635,865
	$3,195,515	$3,434,888

Loans receivable, net	1,362,752	1,829,985
Other investments	187,510	398,843
Cash and cash equivalents	735,452	256,344
Restricted cash	50,537	36,778
Accrued interest and operating lease income receivable, net	11,791	15,226
Deferred operating lease income receivable	90,209	84,735
Deferred expenses and other assets, net	139,574	93,990
Total assets	$5,773,340	$6,150,789

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$122,742	$132,460
Debt obligations, net	4,253,165	4,691,494
Total liabilities	$4,375,907	$4,823,954

Redeemable noncontrolling interests	12,393	13,681

Total iStar Financial Inc. shareholders’ equity	1,322,962	1,238,944
Noncontrolling interests	62,078	74,210
Total equity	$1,385,040	$1,313,154

Total liabilities and equity	$5,773,340	$6,150,789

iStar Financial Inc.

Segment Analysis

(In thousands)

(unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013

Segment Profit (Loss)	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	—	$36,142	$24,164	—	—	$60,306
Interest income	$24,235	—	—	—	—	24,235
Other income	1,731	—	8,072	$333	$1,125	11,261
Revenue	$25,966	$36,142	$32,236	$333	$1,125	$95,802
Earnings from equity method investments	—	$679	$533	$(2,178)	$5,311	$4,345
Income from sales of residential property	—	—	14,075	—	—	14,075
Net operating income and gain from discontinued operations (1)	—	303	9,651	—	—	9,954
Revenue & other earnings	$25,966	$37,124	$56,495	$(1,845)	$6,436	$124,176
Real estate expense	—	$(5,223)	$(25,178)	$(7,203)	—	$(37,604)
Other expense	$(253)	—	—	—	$(1,242)	(1,495)
Direct expenses	$(253)	$(5,223)	$(25,178)	$(7,203)	$(1,242)	$(39,099)
Direct segment profit / loss	$25,713	$31,901	$31,317	$(9,048)	$5,194	$85,077
Allocated interest expense	(16,172)	(19,066)	(11,082)	(7,541)	(9,932)	(63,793)
Allocated general and administrative (2)	(3,610)	(4,282)	(2,735)	(2,487)	(6,608)	(19,722)
Segment profit (loss)	$5,931	$8,553	$17,500	$19,076	$11,346	$1,562

AS OF SEPTEMBER 30, 2013

Total Assets	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	—	$1,631,017	$777,848	$815,302	—	$3,224,167
Less: accumulated depreciation	—	(335,301)	(100,325)	(3,106)	—	(438,732)
Real estate, net	—	$1,295,716	$677,523	$812,196	—	$2,785,435
Real estate available and held for sale	—	—	262,332	147,748		410,080
Total real estate	—	$1,295,716	$939,855	$959,944	—	$3,195,515
Loans receivable, net	$1,362,752	—	—	—	—	1,362,752
Other investments	—	16,426	16,693	12,809	$141,582	187,510
Total portfolio assets	$1,362,752	$1,312,142	$956,548	$972,753	$141,582	$4,745,777
Cash and other assets						1,027,563
Total assets						$5,773,340

(1) Includes revenue and real estate expense classified to discontinued operations.

(2) Excludes $4,563 of stock-based compensation expense.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
September 30, 2013
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$97,140
Average total assets (B)	$5,860,060
Expense Ratio (A) / (B)	1.7%

As of
September 30, 2013
Leverage
Book debt	$4,253,165
Less: Cash and cash equivalents	(735,452)
Net book debt (C)	$3,517,713

Book equity	$1,385,040
Add: Accumulated depreciation	438,732
Add: General loan loss reserves	27,800
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,851,572
Leverage (C) / (D)	1.9x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E) (1)	$3,388,599
Unsecured debt (F)	$2,107,491
Unencumbered Assets / Unsecured Debt (E) / (F)	1.6x

(1) Unencumbered assets is calculated in accordance with the indentures governing the Company’s unsecured debt securities.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

LOANS RECEIVABLE CREDIT STATISTICS

	As of
	September 30, 2013		December 31, 2012
Carrying value of NPLs /
As a percentage of total carrying value of loans	$235,335	19.0%	$503,112	27.5%

NPL asset specific reserves for loan losses /
As a percentage of gross carrying value of NPLs (1)	$330,900	58.4%	$476,140	48.6%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans (1)	$380,007	23.5%	$524,499	22.3%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2013 (1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Land	$165	—	—	$976	$1,141	21.9%
Office	10	$414	$310	—	734	14.1%
Industrial / R&D	90	554	52	—	696	13.4%
Entertainment / Leisure	77	475	—	—	552	10.6%
Hotel	237	136	93	—	466	8.9%
Retail	233	58	156	—	447	8.6%
Mixed Use / Mixed Collateral	239	—	191	—	430	8.2%
Condominium	114	—	255	—	369	7.1%
Other Property Types	225	10	—	—	235	4.5%
Strategic Investments	—	—	—	—	142	2.7%
Total	$1,390	$1,647	$1,057	$976	$5,212	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
West	$146	$429	$223	$369	$1,167	22.4%
Northeast	363	383	163	195	1,104	21.2%
Southeast	282	240	234	80	836	16.1%
Southwest	181	216	193	119	709	13.6%
Mid-Atlantic	148	124	168	183	623	11.9%
Central	83	97	68	9	257	4.9%
Northwest	53	81	8	21	163	3.1%
International	124	—	—	—	124	2.4%
Various	10	77	—	—	87	1.7%
Strategic Investments	—	—	—	—	142	2.7%
Total	$1,390	$1,647	$1,057	$976	$5,212	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of accumulated depreciation and general loan loss reserves.